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                                                                    EXHIBIT 4.7
PLATINUM technology, inc.
Deferred Compensation Plan
Plan Agreement
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     THIS PLAN AGREEMENT (this "Agreement") is entered into as of August 17,1998 between PLATINUM technology, inc., (the "Employer"), and__________________(the "Participant").


                                    Recital
                                    -------

     A. The Participant is a key employee of the Employer, and the Employer desires to have the continued services and counsel of the Participant.

     B. The Employer has adopted, effective August 17, 1998, the PLATINUM technology, inc. Deferred Compensation Plan (the "Plan"), as amended from time to time, and the Participant has been selected to participate in the Plan.

     C.  The Participant desires to participate in the Plan.


                                   Agreement
                                   ---------

     NOW THEREFORE, it is mutually agreed that:

     1. Definitions. Unless otherwise provided in this Agreement, the capitalized terms in this Agreement shall have the same meaning as under the Plan's master plan document (the "Plan Document").

     2. Integrated Agreement: Parties Bound. The Plan Document, a copy of which has been delivered to the Participant, is hereby incorporated into and made a part of this Agreement as though set forth in full in this Agreement. The parties to this Agreement agree to and shall be bound by, and have the benefit of, each and every provision of the Plan as set forth in the Plan Document. This Agreement and the Plan Document, collectively, shall be considered one complete contract between the parties.

     3. Acknowledgment. The Participant hereby acknowledges that he or she has read and understands this Agreement and the Plan Document.

     4. Conditions to Participation. As a condition to participation in the Plan, the Participant must complete, sign, date and return to the Committee an original copy of this Agreement, an Election Form and a Beneficiary Designation Form.

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PLATINUM technology, inc.
Deferred Compensation Plan
Plan Agreement
================================================================================

     5. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon the Employer, its successors and assigns, and the Participant.

     6. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Illinois, as in effect at the time of the execution of this Agreement.

     IN WITNESS WHEREOF, the Participant has signed and the Employer has accepted this Plan Agreement as of the date first written above.


                                 PARTICIPANT


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Date                                     Signature of Participant


                                         ---------------------------------------
                                         Type or Print Name



AGREED AND ACCEPTED BY THE COMPANY:

PLATINUM technology, inc.


                                         COMMITTEE


                                         ---------------------------------------
                                         Signature of Committee Member


                                         ---------------------------------------
                                         Type or Print Name




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